                                                                   EXHIBIT 10.14


                              UNITEDGLOBALCOM, INC.

                             1993 STOCK OPTION PLAN



                  (AMENDED AND RESTATED EFFECTIVE JUNE 1, 2001)

                                TABLE OF CONTENTS


                                                                                   PAGE
ARTICLE I                                                                             1

INTRODUCTION                                                                          1
         1.1      Establishment                                                       1
         1.2      Purposes                                                            1
         1.3      Effective Date; Amendment                                           1

ARTICLE II                                                                            1

DEFINITIONS                                                                           1
         2.1      Definitions                                                         1

ARTICLE III                                                                           3

PLAN ADMINISTRATION                                                                   3
         3.1      General                                                             3

ARTICLE IV                                                                            4

STOCK SUBJECT TO THE PLAN                                                             4
         4.1      Number of Shares                                                    4
         4.2      Adjustments for Stock Split, Stock Dividend, Etc.                   4
         4.3      Adjustments for Certain Distributions of Property                   4
         4.4      Distributions of Capital Stock and Indebtedness                     4
         4.5      No Rights as Stockholder                                            5
         4.6      Fractional Shares                                                   5
         4.7      Determination by the Committee, Etc.                                5

ARTICLE V                                                                             5

PARTICIPATION                                                                         5
         5.1      In General                                                          5
         5.2      Maximum Share Grant                                                 5

ARTICLE VI                                                                            5

STOCK OPTIONS                                                                         5
         6.1      Grant of Options to Eligible Employees and Eligible Consultants     5
         6.2      Option Certificates                                                 6
         6.3      Certain Option Terms                                                6
         6.4      Restrictions on Incentive Options                                   9
         6.5      Shareholder Privileges                                              9

                                                                                   PAGE
ARTICLE VII                                                                           9

CHANGE IN CONTROL; CORPORATE REORGANIZATION                                           9
         7.1      Change in Control                                                   9
         7.2      Reorganization                                                     10
         7.3      Required Notice                                                    10
         7.4      Acceleration of Exercisability                                     10

ARTICLE VIII                                                                         11

EMPLOYMENT; TRANSFERABILITY                                                          11
         8.1      Service                                                            11
         8.2      Other Employee Benefits                                            11
         8.3      Transferability                                                    11

ARTICLE IX                                                                           12

GENERAL RESTRICTIONS                                                                 12
         9.1      Investment Representations                                         12
         9.2      Compliance with Securities Laws                                    12
         9.3      Changes in Accounting Rules                                        12

ARTICLE X                                                                            12

WITHHOLDING                                                                          12
         10.1     Withholding Requirement                                            12
         10.2     Withholding With Stock                                             13

ARTICLE XI                                                                           13

MISCELLANEOUS                                                                        13
         11.1     Expiration                                                         13
         11.2     Amendments, Etc.                                                   13
         11.3     Treatment of Proceeds                                              13
         11.4     Section Headings                                                   13
         11.5     Severability                                                       14
         11.6     Gender and Number                                                  14

                              UNITEDGLOBALCOM, INC.
                             1993 STOCK OPTION PLAN

                (AS AMENDED AND RESTATED EFFECTIVE JUNE 1, 2001)

                                    ARTICLE I

                                  INTRODUCTION

         1.1 ESTABLISHMENT. United International Holdings, Inc., a Delaware corporation ("UIH"), effective June 1, 1993, established the United International Holdings, Inc. 1993 Stock Option Plan (the "Plan") for certain employees of the Company (as defined in subsection 2.1(e)) and certain consultants to the Company. UIH changed its name to UnitedGlobalCom, Inc. effective as of July 23, 1999. The name of the Plan has been changed accordingly, effective as of August 27, 1999, to UnitedGlobalCom, Inc. 1993 Stock Option Plan.

         1.2 PURPOSES. The purposes of the Plan are to provide those who are selected for participation in the Plan with added incentives to continue in the long-term service of the Company and to create in such persons a more direct interest in the future success of the operations of the Company by relating incentive compensation to increases in shareholder value, so that the income of those participating in the Plan is more closely aligned with the income of the Company's shareholders. The Plan is also designed to provide a financial incentive that will help the Company attract, retain and motivate the most qualified employees and consultants.

         1.3 EFFECTIVE DATE; AMENDMENT. The initial effective date of the Plan was June 1, 1993. The Plan is amended and restated, as of March 24, 2000, to incorporate all amendments since the initial effective date. The provisions of the Plan, as so amended and restated, shall apply to any Option (as defined in subsection 2.1(l)) granted on or after March 24, 2000, and, to the extent that the provisions of this amended and restated Plan do not adversely affect the Option, shall also apply to Options granted prior to March 24, 2000.


                                   ARTICLE II

                                   DEFINITIONS

         2.1 DEFINITIONS. The following terms shall have the meanings set forth below:

                  (a) "AFFILIATED CORPORATION" means any corporation or other entity (including but not limited to a partnership) that is affiliated with UnitedGlobalCom through stock ownership or otherwise and is treated as a common employer under the provisions of Sections 414(b) and (c) of the Code, provided, however, that for purposes of Incentive Options granted pursuant to the Plan, an "Affiliated Corporation" means any parent or subsidiary of UnitedGlobalCom as defined in Section 424 of the Code.

                  (b) "BOARD" means the Board of Directors of UnitedGlobalCom.


                  (c) "CODE" means the Internal Revenue Code of 1986, as it may be amended from time to time.

                  (d) "COMMITTEE" means the committee appointed pursuant to
Section 3.1.

                  (e) "COMPANY" means UnitedGlobalCom and the Affiliated Corporations.

                  (f) "DISABLED" or "DISABILITY" shall have the meaning given to such terms in Section 22(e)(3) of the Code.

                  (g) "ELIGIBLE CONSULTANTS" means those consultants and other individuals who provide services to the Company and whose judgment, initiative and effort are important to the Company for the management and growth of its business. For purposes of the Plan, Eligible Consultants include only those individuals who do not receive wages subject to the withholding of federal income tax under Section 3401 of the Code. Eligible Consultants do not include the Company's directors who are not employees of the Company.

                  (h) "ELIGIBLE EMPLOYEES" means those employees (including, without limitation, officers and directors who are also employees) of the Company, whose judgment, initiative and efforts are important to the Company for the management and growth of its business. For purposes of the Plan, an employee is an individual who wages are subject to the withholding of federal income tax under Section 3401 of the Code. Employee shall not include any individual (1) who provides services to the Company or any subsidiary or division thereof under an agreement, contract, or any other arrangement pursuant to which the individual is initially classified as an independent contractor or (2) whose remuneration for services has not been treated initially as subject to the withholding of federal income tax pursuant to section 3401 of the Code even if the individual is subsequently reclassified as a common law employee as a result of a final decree of a court of competent jurisdiction or the settlement of an administrative or judicial proceeding. Leased employees within the meaning of section 414(n) of the Code shall not be treated as employees under this Plan.

                  (i) "FAIR MARKET VALUE" of a share of Stock shall be the last reported sale price of the Stock on the NASDAQ National Market System on the day the determination is to be made, or if no sale took place on such day, the average of the closing bid and asked prices of the Stock on the NASDAQ National Market System on such day, or if the market is closed on such day, the last day prior to the date of determination on which the market was open for the transaction of business, as reported by NASDAQ. If, however, the Stock should be listed or admitted for trading on a national securities exchange, the Fair Market Value of a share of Stock shall be the last sales price, or if no sales took place, the average of the closing bid and asked prices on the day the determination is to be made, or if the market is closed on such day, the last day prior to the date of determination on which the market was open for the transaction of business, as reported in the principal consolidated transaction reporting system for the principal national securities exchange on which the Stock is listed or admitted for trading. If the Stock is not listed or traded on the NASDAQ or on any national securities exchange, the Fair Market Value of the Stock for purposes of the grant of Options under the Plan shall be determined by the Committee in good faith.

                  (j) "INCENTIVE OPTION" means an Option designated as such and granted in accordance with the requirements of Section 422 of the Code.

                  (k) "NON-QUALIFIED OPTION" means any Option other than an Incentive Option.

                  (l) "OPTION" means a right to purchase Stock at a stated or formula price for a specified period of time. Options granted under the Plan shall be either Incentive Options or Non-Qualified Options.

                  (m) "OPTION CERTIFICATE" shall have the meaning given to such term in Section 6.2 hereof.

                  (n) "OPTION HOLDER" means an Eligible Employee or Eligible Consultant designated by the Committee from time to time who has been granted one or more Options under the Plan.

                  (o) "OPTION PRICE" means the price at which each share of Stock subject to an Option may be purchased, determined in accordance with subsection 6.3(b).

                  (p) "SHARE" means a share of Stock.

                  (q) "UNITEDGLOBALCOM" means UnitedGlobalCom, Inc., a Delaware corporation formerly known as United International Holdings, Inc., and any successor thereto.

                  (r) "STOCK" means the Class A Common Stock, $0.01 par value, of UnitedGlobalCom.

                                   ARTICLE III

                               PLAN ADMINISTRATION

         3.1 GENERAL . The Committee shall be responsible for administration of the Plan. The Committee shall consist of members of the Board who are empowered hereunder to take actions in administration of the Plan. Members of the Committee shall be appointed from time to time by the Board, shall serve at the pleasure of the Board and may resign at any time upon written notice to the Board. The Committee shall be so constituted that it satisfies the requirement of "disinterested administration" imposed by Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as such rule may be amended from time to time, and each successor applicable rule thereunder. The Committee shall determine the form or forms of the Option Certificates and other agreements with Option Holders that shall evidence the particular provisions, terms, conditions, rights and duties of UnitedGlobalCom and the Option Holders with respect to Options granted pursuant to the Plan, which provisions need not be identical except as may be provided herein; provided, however, that Eligible Consultants shall not be eligible to receive Incentive Options. The Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement entered into hereunder in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. No member of the Committee shall be liable for any action or determination made in good faith. The determinations, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.


                                   ARTICLE IV

                            STOCK SUBJECT TO THE PLAN

         4.1 NUMBER OF SHARES. The total number of Shares as to which Options may be granted pursuant to the Plan shall be 9,200,000 in the aggregate. Such number shall be adjusted in accordance with the provisions of Section 4.2. Shares issued upon the exercise of Options shall be applied to reduce the maximum number of Shares remaining available for use under the Plan. Shares underlying expired or terminated and unexercised Options are available for grant of Options under the Plan. Shares withheld by the Company pursuant to Section
10.2 and Shares used to pay the Option Price are not available for the grant of Options under the Plan. The Company shall at all times during the term of the Plan and while any Options are outstanding retain as authorized and unissued Stock, or as treasury Stock, at least the number of Shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

         4.2 ADJUSTMENTS FOR STOCK SPLIT, STOCK DIVIDEND, ETC. If UnitedGlobalCom shall at any time increase or decrease the number of its outstanding Shares by means of payment of a stock dividend or any other distribution upon such Shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, or change in any way the rights and privileges of such Shares, then the numbers, rights and privileges of the following shall be increased, decreased or changed in like manner as if the corresponding Shares had been issued and outstanding, fully paid and nonassessable at the time of such occurrence: (a) the Shares as to which Options may be granted under the Plan; and (b) the Shares then subject to each outstanding Option. Upon any occurrence described in this Section 4.2, the total Option Price under each then outstanding Option shall remain unchanged but shall be apportioned ratably over the increased or decreased number of Shares subject to the Option.

         4.3 ADJUSTMENTS FOR CERTAIN DISTRIBUTIONS OF PROPERTY. If UnitedGlobalCom shall at any time distribute with respect to its Stock assets or securities of other persons (excluding cash dividends or distributions payable out of capital surplus and dividends or other distributions referred to in
Section 4.2 or 4.4), then the Option Price of outstanding Options shall be adjusted to reflect the fair market value of the assets or securities distributed, UnitedGlobalCom shall provide for the delivery upon exercise of such Options of cash in an amount equal to the fair market value of the assets or securities distributed or a combination of such actions shall be taken, all as determined by the Committee in its discretion. Fair market value of the assets or securities distributed for this purpose shall be as determined by the Committee.

         4.4 DISTRIBUTIONS OF CAPITAL STOCK AND INDEBTEDNESS. If
UnitedGlobalCom shall at any time distribute with respect to its Stock shares of its capital stock (other than Stock) or evidences of indebtedness, then a proportionate part of such capital stock and evidences of indebtedness shall be set aside for each outstanding Option and, upon the exercise of such Option, delivered to the Option Holder.

         4.5 NO RIGHTS AS STOCKHOLDER. An Option Holder shall have none of the rights of a stockholder with respect to the Shares subject to an Option until such Shares are transferred to the Option Holder upon the exercise of such Option. Except as provided in this Article IV, no adjustment shall be made for dividends, rights or other property distributed to stockholders (whether ordinary or extraordinary) for which the record date is prior to the date such Shares are so transferred.

         4.6 FRACTIONAL SHARES. No adjustment or substitution provided for in this Article IV shall require UnitedGlobalCom to issue a fractional share. The total substitution or adjustment with respect to each Option shall be limited by deleting any fractional share.

         4.7 DETERMINATION BY THE COMMITTEE, ETC. Adjustments under this Article IV shall be made by the Committee, whose determinations with regard thereto shall be final and binding.


                                    ARTICLE V

                                  PARTICIPATION

         5.1 IN GENERAL. In accordance with the provisions of the Plan, the Committee shall, in its sole discretion, select Option Holders from among Eligible Employees and Eligible Consultants to whom Options will be granted and shall specify the number of Shares subject to each Option and such other terms and conditions of each Option as the Committee may deem necessary or desirable and consistent with the terms of the Plan. Eligible Employees shall be selected from the employees of the Company who are performing services in the management, operation and growth of the Company, and contribute, or are expected to contribute, to the achievement of long-term corporate objectives. Eligible Consultants shall be selected from the consultants and other individuals who provide services to the Company with respect to the operation and growth of the Company and who contribute, or are expected to contribute, to the achievement of long-term corporate objectives. Eligible Employees and Eligible Consultants may be granted from time-to-time one or more Options. The grant of each such Option shall be separately approved by the Committee, and receipt of one such Option shall not result in automatic receipt of any other Option. Upon determination by the Committee that an Option is to be granted to an Eligible Employee or Eligible Consultant, written notice shall be given to such person, specifying the terms, conditions, rights and duties related thereto.

         5.2 MAXIMUM SHARE GRANT. The maximum number of Shares that may be subject to all Options granted to an Option Holder in a calendar year is 500,000 Shares.

                                   ARTICLE VI

                                  STOCK OPTIONS

         6.1 GRANT OF OPTIONS TO ELIGIBLE EMPLOYEES AND ELIGIBLE CONSULTANTS. Coincident with or following designation for participation in the Plan, Eligible Employees and Eligible Consultants may be granted one or more Options. The Committee in its sole discretion shall designate whether an Option is an Incentive Option or a Non-Qualified Option. Incentive Stock Options may be granted only to Eligible

Employees. The Committee may grant both an Incentive Option and a Non-Qualified Option to an Eligible Employee at the same time or at different times. Incentive Options and Non-Qualified Options, whether granted at the same time or at different times, shall be deemed to have been awarded in separate grants and shall be clearly identified, and in no event shall the exercise of one Option affect the right to exercise any other Option or affect the number of shares for which any other Option may be exercised. An Option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

         6.2 OPTION CERTIFICATES. Each Option granted under the Plan shall be evidenced by a written stock option certificate or agreement (an "Option Certificate") issued by UnitedGlobalCom in the name of the Option Holder and in such form as may be approved by the Committee. The Option Certificate shall incorporate and conform to the terms and conditions set forth herein as well as such other terms and conditions that are not inconsistent as the Committee may consider appropriate in each case.

         6.3 CERTAIN OPTION TERMS. Options granted pursuant to the Plan shall have terms and conditions consistent with the following in addition to the terms and conditions set forth elsewhere herein:

                  (a) NUMBER OF SHARES. Each Option Certificate shall state that it covers a specified number of shares of Stock, as determined by the Committee.

                  (b) PRICE. Each Option shall have an Option Price that is determined by the Committee. Incentive Stock Options shall have an Option Price that is equal to or greater than the Fair Market Value of the Stock on the date the Option is granted.

                  (c) DURATION OF AND EXERCISE OF OPTIONS. Each Option Certificate shall state the period of time, determined by the Committee, within which the Option may be exercised by the Option Holder (the "Option Period"). The Option Period must end, in all cases, not more than ten years from the date the Option is granted. Each Option shall become exercisable (vest) over such period of time, as determined by the Committee.

                  (d) TERMINATION OF EMPLOYMENT OR SERVICE, DEATH, DISABILITY, ETC. The Committee may specify the period after which an Option may be exercised following termination of the employment of an Eligible Employee or termination of relationship with an Eligible Consultant. The effect of this subsection 6.3(d) shall be limited to determining the consequences of a termination and nothing in this subsection 6.3(d) shall restrict or otherwise interfere with the Company's discretion with respect to the termination of any person's employment or other relationship. If the Committee does not so specify, the following shall apply:

                           (i) If the employment or consulting relationship of
an Option Holder by or with the Company terminates for any reason other than death or Disability within six months after the date the Option is granted or if the employment or consulting relationship of the Option Holder by or with the Company is terminated within the Option Period for cause, as determined by the Company, the Option shall thereafter be void for all purposes. As used in this subsection 6.3(d), "cause" shall mean a gross violation, as determined by the Company, of the Company's established policies and procedures.

                           (ii) If the employment or consulting relationship of
the Option Holder terminates because the Option Holder becomes Disabled within the Option Period, the Option may be exercised by the Option Holder (or, in the case of his death after becoming disabled, by those entitled to do so under his will or by the laws of descent and distribution) within one year following such termination (if otherwise within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the Shares as to which the Option had become exercisable on or before the date of termination because of Disability.

                           (iii) If the Option Holder dies within the Option
Period, while employed by the Company, while a consultant to the Company or within the three-month period referred to in (iv) below, the Option may be exercised by those entitled to do so under his will or by the laws of descent and distribution within one year following the his death (if otherwise within the Option Period), but not thereafter. In any such case the Option may be exercised only as to the Shares as to which the Option had become exercisable on or before the date of the Option Holder's death.

                           (iv) If the employment or consulting relationship of
the Option Holder by or with the Company terminates within the Option Period for any reason other than for cause, Disability or death, and such termination occurs more than six months after the Option is granted, any Incentive Option may be exercised by the Option Holder within three months following the date of such termination (if otherwise within the Option Period), but not thereafter, and any Non-Qualified Option may be exercised by the Option Holder within one year following the date of such termination (if otherwise within the Option Period), but not thereafter.

                  (e) CONSIDERATION FOR GRANT OF OPTION. The Committee may require each Eligible Employee who is granted an Option to agree to remain in the employment of the Company, at the pleasure of the Company, for a continuous period of at least six months after the date an Option is granted, at the salary rate or other compensation in effect on the date of such agreement or at such changed rate as may be fixed, from time to time, by the Company. Nothing in this paragraph shall offset or impair the Company's right to terminate the employment of any employee. The Committee may require each Eligible Consultant who is granted an Option to agree to comply with all of the terms and conditions or specified terms and conditions of the agreement between such Eligible Consultant and the Company. If an Option Holder violates any such agreement, UnitedGlobalCom may, in its sole discretion, rescind the transfer of any Shares to the Option Holder pursuant to the exercise of any portion of the Option. Upon notice of any such rescission, the Option Holder will deliver promptly to the Company certificates representing the Shares, duly endorsed for transfer to the Company.

                  (f) EXERCISE, PAYMENTS, ETC.

                           (i) MANNER OF EXERCISE. The method for exercising
each Option granted hereunder shall be by delivery to UnitedGlobalCom of written notice specifying the number of Shares with respect to which such Option is exercised. The purchase of such Shares shall take place at the principal offices of UnitedGlobalCom within thirty days following delivery of such notice, at which time the Option Price of the Shares shall be paid in full by any of the methods set forth below or a combination thereof. Except as set forth in the next sentence, the Option shall be exercised when the Option Price for the number of shares as to which the Option is exercised is paid to UnitedGlobalCom in full. If the Option Price is paid by means of a broker's loan transaction described in subsection 6.3(f)(ii)(D), in whole or in part, the closing of the purchase of the Stock under the Option shall take place (and the Option shall be treated as exercised) on the date on which, and only if, the sale of Stock upon which the broker's loan was based has been closed and settled, unless the Option Holder makes an irrevocable written election, at the time of exercise of the Option, to have the exercise treated as fully effective for all purposes upon receipt of the Option Price by UnitedGlobalCom regardless of whether or not the sale of the Stock by the broker is closed and settled. A properly executed certificate or certificates representing the Shares shall be delivered to or at the direction of the Option Holder upon payment therefor. If Options on less than all shares evidenced by an Option Certificate are exercised, UnitedGlobalCom shall deliver a new Option Certificate evidencing the Option on the remaining shares upon delivery of the Option Certificate for the Option being exercised.

                           (ii) MANNER OF PAYMENT. The exercise price shall be
paid by any of the following methods or any combination of the following methods at the election of the Option Holder, or by any other method approved by the Committee upon the request of the Option Holder:

                                    (A) in cash;

                                    (B) by certified check, cashier's check or
other check acceptable to the Company, payable to the order of UnitedGlobalCom;

                                    (C) by delivery to UnitedGlobalCom of
certificates representing the number of shares then owned by the Option Holder, the Fair Market Value of which equals the purchase price of the Stock purchased pursuant to the Option, properly endorsed for transfer to UnitedGlobalCom; provided however, that no Option may be exercised by delivery to UnitedGlobalCom of certificates representing Stock, unless such Stock has been held by the Option Holder for more than six months or such other period as specified by the Committee; for purposes of this Plan, the Fair Market Value of any shares of Stock delivered in payment of the purchase price upon exercise of the Option shall be the Fair Market Value as of the exercise date; the exercise date shall be the day of delivery of the certificates for the Stock used as payment of the Option Price; or

                                    (D) by delivery to UnitedGlobalCom of
irrevocable instructions to a broker to deliver to UnitedGlobalCom promptly the amount of the proceeds of the sale of all or a portion of the Stock or of a loan from the broker to the Option Holder required to pay the Option Price.

                  (g) DATE OF GRANT. An Option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

                  (h) WITHHOLDING.

                           (i) Non-Qualified Options. Upon exercise of an
Option, the Option Holder shall make appropriate arrangements with the Company to provide for the amount of additional withholding required by Sections 3102 and 3402 of the Code and applicable state income tax laws, including payment of such taxes through delivery of shares of Stock or by withholding Stock to be issued under the Option, as provided in Article X.

                           (ii) Incentive Options. If an Option Holder makes a
disposition (as defined in Section 424(c) of the Code) of any Stock acquired pursuant to the exercise of an Incentive Option prior to the expiration of two years from the date on which the Incentive Option was granted or prior to the expiration of one year from the date on which the Option was exercised, the Option Holder shall send written notice to the Company at the Company's principal place of business of the date of such disposition, the number of shares disposed of, the amount of proceeds received from such disposition and any other information relating to such disposition as the Company may reasonably request. The Option Holder shall, in the event of such a disposition, make appropriate arrangements with the Company to provide for the amount of additional withholding, if any, required by Sections 3102 and 3402 of the Code and applicable state income tax laws.

         6.4 RESTRICTIONS ON INCENTIVE OPTIONS.

                  (a) INITIAL EXERCISE. The aggregate Fair Market Value of the Shares with respect to which Incentive Options are exercisable for the first time by an Option Holder in any calendar year, under the Plan or otherwise, shall not exceed $100,000. For this purpose, the Fair Market Value of the Shares shall be determined as of the date of grant of the Option.

                  (b) TEN PERCENT STOCKHOLDERS. Incentive Options granted to an Option Holder who owns, directly and indirectly (within the meaning of Section 424(d) of the Code), 10% or more of the total combined voting power of all classes of stock of UnitedGlobalCom shall have an Option Price equal to 110% of the Fair Market Value of the Shares on the date of grant of the Option and the Option Period for any such Option shall not exceed five years.

         6.5 SHAREHOLDER PRIVILEGES. No Option Holder shall have any rights as a shareholder with respect to any shares of Stock covered by an Option until the Option Holder becomes the holder of record of such Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Option Holder becomes the holder of record of such Stock, except as provided in Article IV.


                                   ARTICLE VII

                   CHANGE IN CONTROL; CORPORATE REORGANIZATION

         7.1 CHANGE IN CONTROL.

                  (a) If a Change in Control (as defined below) occurs under
(c)(i) below without the prior approval of at least a majority of the members of the Board unaffiliated with such person or under (c)(ii) below, all Options shall become exercisable in full, regardless of whether all conditions of exercise relating to length of service have been satisfied and shall remain so, whether or not Option Holder remains an employee or consultant of the Company.

                  (b) If a Change in Control (as defined below) occurs under
(c)(i) below with the prior approval of at least a majority of the members of the Board unaffiliated with such person and (i) the Option Holder's employment is terminated within six (6) months after such Change of Control or (ii) the Option Holder is assigned duties materially different in any respect to such Option Holder's duties, authority or responsibilities prior to such Change of Control, all Options shall become exercisable in full, regardless of whether all conditions of exercise relating to length of service have been satisfied and shall remain so, whether or not Option Holder remains an employee or consultant of the Company.

                  (c) "Change in Control" is deemed to have occurred if (i) a person (as such term is used in Section 13(d) of the Exchange Act) becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of shares of UnitedGlobalCom having more than 50% of the total number of votes that may be cast for the election of directors of UnitedGlobalCom and after such acquisition such person has the ability, through share ownership contract or otherwise, to elect persons constituting a majority of the Board; or (ii) individuals who constitute the directors of UnitedGlobalCom at the beginning of a 24-month period (together with any new or replacement directors as approved by a vote of at least a majority of the members of the Board in office immediately prior to such period and of the new and replacement directors so approved) cease to constitute at least 2/3 of all directors at any time during such period; provided, however, any increased ownership by Liberty Media Corporation or its wholly-owned subsidiaries pursuant to the terms set forth in that certain Agreement dated as of May 25, 2001, among UnitedGlobalCom, Liberty Media Corporation and Liberty Media International, Inc., shall not be deemed a Change in Control for purposes of this Plan.

         7.2 REORGANIZATION. If a Change in Control has not occurred and one of the following events has occurred and if the notice required by Section 7.3 shall have first been given, the Plan and all Options then outstanding hereunder shall automatically terminate and be of no further force and effect whatsoever, without the necessity for any additional notice or other action by the Board or
UnitedGlobalCom: (a) the merger or consolidation of UnitedGlobalCom with or into another corporation (other than a consolidation or merger in which UnitedGlobalCom is the continuing corporation and which does not result in any reclassification or change of outstanding shares of stock; or (b) the sale or conveyance of the property of UnitedGlobalCom as an entirety or substantially as an entirety (other than a sale or conveyance in which UnitedGlobalCom continues as holding company of an entity or entities that conduct the business or business formerly conducted by UnitedGlobalCom); or (c) the dissolution or liquidation of UnitedGlobalCom.

         7.3 REQUIRED NOTICE. At least 30 days' prior written notice of any event described in Section 7.2 shall be given by UnitedGlobalCom to each Option Holder, unless in the case of the events described in clauses (a) or (b) of
Section 7.2, UnitedGlobalCom, or the successor or purchaser, as the case may be, shall make adequate provision for the assumption of the outstanding Options or the substitution of new options for the outstanding Options on terms comparable to the outstanding Options, except that the Option Holder shall have the right thereafter to purchase the kind and amount of securities or property or cash receivable upon such merger, consolidation, sale or conveyance by a holder of the number of Shares that would have been receivable upon exercise of the Option immediately prior to such merger, consolidation, sale or conveyance (assuming such holder of Stock failed to exercise any rights of election and received per share the kind and amount received per share by a majority of the non-electing shares). The provisions of this Article VII shall similarly apply to successive mergers, consolidations, sales or conveyances. Such notice shall be deemed to have been given when delivered personally to an Option Holder or when mailed to an Option Holder by registered or certified mail, postage prepaid, at such Option Holder's address last known to the Company.

         7.4 ACCELERATION OF EXERCISABILITY. Option Holders notified in accordance with Section 7.3 may exercise their Options at any time before the occurrence of the event requiring the giving of notice (but subject to occurrence of such event), regardless of whether all conditions of exercise relating to length of service have been satisfied.


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


                                  ARTICLE VIII

                           EMPLOYMENT; TRANSFERABILITY

         8.1 SERVICE. Nothing contained in the Plan or in any Option granted under the Plan shall confer upon any Option Holder any right with respect to the continuation of his employment by, or consulting relationship with, the Company, or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement or other contract to the contrary, at any time to terminate such services or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Option. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of service shall be determined by the Committee at the time of its occurrence.

         8.2 OTHER EMPLOYEE BENEFITS. The amount of any compensation deemed to be received by an Option Holder as a result of the exercise of an Option shall not constitute "earnings" with respect to which any other employee benefits of such person are determined, including without limitation benefits under any pension, profit sharing, life insurance or salary continuation plan.

         8.3 TRANSFERABILITY.

                  (a) GENERAL RULE: NO LIFETIME TRANSFERS. An Option shall not be transferable by the Option Holder except by will or pursuant to the laws of descent and distribution. An Option shall be exercisable during the Option Holder's lifetime only by him or her, or in the event of Disability or incapacity, by his or her guardian or legal representative. The Option Holder's guardian or legal representative shall have all of the rights of the Option Holder under this Plan.

                  (b) INTERVIVOS TRANSFER TO CERTAIN FAMILY MEMBERS. The Committee may, however, provide at the time of grant or thereafter that the Option Holder may transfer a Non-Qualified Option to a member of the Option Holder's immediate family, a trust of which members of the Option Holder's immediate family are the only beneficiaries, or a partnership of which members of the Option Holder's immediate family or trusts for the sole benefit of the Option Holder's immediate family are the only partners (the "InterVivos Transferee"). Immediate family means the Option Holder's spouse, issue (by birth or adoption), parents, grandparents, siblings (including half brothers and sisters and adopted siblings) and nieces and nephews. No transfer shall be effective unless the Option Holder shall have notified the Company of the transfer in writing and has furnished a copy of the documents that effect the transfer to the Company. The InterVivos Transferee shall be subject to all of the terms of this Plan and the Option, including, but not limited to, the vesting schedule, termination provisions, and the manner in which the Option may be exercised. The Committee may require the Option Holder and the InterVivos Transferee to enter into an appropriate agreement with the Company providing for, among other things, the satisfaction of required tax withholding with respect to the exercise of the transferred Option and the satisfaction of any Stock retention requirements applicable to the Option Holder, together with such other terms and conditions as may be specified by the Committee. Except to the extent provided otherwise in such agreement, the InterVivos Transferee shall have all of the rights and obligations of the Option Holder under this Plan; provided that the InterVivos Transferee shall not have any Stock withheld to pay withholding taxes pursuant to Section 10.2 unless the agreement referred to in the preceding sentence specifically provides otherwise.

                  (c) NO TRANSFER OF ISOS. During the Option Holder's lifetime the Option Holder may not transfer an Incentive Option under any circumstances.

                  (d) NO ASSIGNMENT. No right or interest of any Option Holder in an Option granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Option Holder, either voluntarily or involuntarily, or be subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy, except as set forth above.


                                   ARTICLE IX

                              GENERAL RESTRICTIONS

         9.1 INVESTMENT REPRESENTATIONS. UnitedGlobalCom may require any person to whom an Option is granted, as a condition of exercising such Option, to give written assurances in substance and form satisfactory to UnitedGlobalCom and its counsel to the effect that such person is acquiring the Stock for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as UnitedGlobalCom deems necessary or appropriate in order to comply with Federal and applicable state securities laws. Legends evidencing such restrictions may be placed on the Stock certificates.

         9.2 COMPLIANCE WITH SECURITIES LAWS. Each Option shall be subject to the requirement that, if at any time counsel to UnitedGlobalCom shall determine that the listing, registration or qualification of the shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such Option may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require UnitedGlobalCom to apply for or to obtain such listing, registration or qualification.

         9.3 CHANGES IN ACCOUNTING RULES. Except as provided otherwise at the time an Option is granted, notwithstanding any other provision of the Plan to the contrary, if, during the term of the Plan, any changes in the financial or tax accounting rules applicable to Options shall occur which, in the sole judgment of the Committee, may have a material adverse effect on the reported earnings, assets or liabilities of the Company, the Committee shall have the right and power to modify as necessary, any then outstanding and unexercised Options as to which the applicable services or other restrictions have not been satisfied.


                                    ARTICLE X

                                   WITHHOLDING

         10.1 WITHHOLDING REQUIREMENT. UnitedGlobalCom's obligations to deliver shares of Stock upon the exercise of any Option shall be subject to the Option Holder's satisfaction of all applicable federal, state and local income and other tax withholding requirements.

         10.2 WITHHOLDING WITH STOCK. At the time the Committee grants an
Option or at any time thereafter, it may, in its sole discretion, grant the Option Holder an election to pay all such amounts of tax withholding, or any part thereof, by electing (a) to have UnitedGlobalCom withhold from shares otherwise issuable to the Option Holder, shares of Stock having a value equal to the amount required to be withheld or such lesser amount as may be elected by the Option Holder; provided however, that the amount of Stock so withheld shall not exceed the minimum amount required to be withheld under the method of withholding that results in the smallest amount of withholding, or (b) to transfer to UnitedGlobalCom a number of shares of Stock that were acquired by the Option Holder more than six months prior to the transfer to UnitedGlobalCom and that have a value equal to the amount required to be withheld or such lesser amount as may be elected by the Option Holder. All elections shall be subject to the approval or disapproval of the Committee. The value of shares of Stock to be withheld shall be based on the Fair Market Value of the Stock on the date that the amount of tax to be withheld is to be determined (the "Tax Date"). Any such elections by Option Holders to have shares of Stock withheld for this purpose will be subject to the following restrictions:

                  (a) All elections must be made prior to the Tax Date.

                  (b) All elections shall be irrevocable.

                  (c) If the Option Holder is an officer or director of UnitedGlobalCom within the meaning of Section 16 of the 1934 Act ("Section 16"), the Option Holder must satisfy the requirements of such Section 16 and any applicable Rules thereunder with respect to the use of Stock to satisfy such tax withholding obligation.


                                   ARTICLE XI

                                  MISCELLANEOUS

         11.1 EXPIRATION. The Plan shall terminate whenever the Board adopts a resolution to that effect. If not sooner terminated by the Board, the Plan shall terminate and expire on June 1, 2003. After termination, no additional Options shall be granted under the Plan, but the Company shall continue to recognize Options previously granted.

         11.2 AMENDMENTS, ETC. The Board may from time to time amend, modify, suspend or terminate the Plan. Nevertheless, no such amendment, modification, suspension or termination shall, without the consent of the Option Holder, impair any Option previously granted under the Plan or deprive any Option Holder of any Shares that he may have acquired through or as a result of the Plan.

         11.3 TREATMENT OF PROCEEDS. Proceeds from the sale of Stock pursuant to Options granted under the Plan shall constitute general funds of UnitedGlobalCom.

         11.4 SECTION HEADINGS. The section headings are included herein only for convenience, and they shall have no effect on the interpretation of the Plan.


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


         11.5 SEVERABILITY. If any article, section, subsection or specific provision is found to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal and invalid provision had never been set forth in the Plan.

         11.6 GENDER AND NUMBER. Except when otherwise indicated by the context, the masculine gender shall include the feminine gender, and the definition of any term herein in the singular shall also include the plural.


Dated: June 1, 2001.


                                           UNITEDGLOBALCOM, INC.
                                             a Delaware corporation



                                            By:
                                                --------------------------------


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